UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

April 22, 2010

Date of Report (Date of earliest event reported)

CAPITAL ONE FINANCIAL CORPORATION

(Exact name of registrant as specified in its chapter)

Delaware	1-13300	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On April 22, 2010, the Company issued a press release announcing its financial results for the first quarter ended March 31, 2010. A copy of the Company’s press release is attached and filed herewith as Exhibit 99.1 and 99.3 to this Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

The Company hereby furnishes the information in Exhibit 99.2 hereto, First Quarter Earnings Presentation for the quarter ended March 31, 2010.

Note: Information in Exhibit 99.2 furnished pursuant to Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD. Furthermore, the information provided in Exhibit 99.2 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.

Item 8.01.	Other Events.

(a)	See attached press release, at Exhibit 99.1.

(b)	Cautionary Factors.

The attached press release and information provided pursuant to Items 2.02, 7.01 and 9.01 contain forward-looking statements, which involve a number of risks and uncertainties. The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information as a result of various factors including, but not limited to, the following:

•

general economic and business conditions in the U.S., the UK, or the Company’s local markets, including conditions affecting employment levels, interest rates, consumer income and confidence, spending and savings that may affect consumer bankruptcies, defaults, charge-offs, and deposit activity;

•	an increase or decrease in credit losses (including increases due to a worsening of general economic conditions in the credit environment);

•	financial, legal, regulatory, tax or accounting changes or actions, including with respect to any litigation matter involving the Company;

•	increases or decreases in interest rates;

•	the success of the Company’s marketing efforts in attracting and retaining customers;

•

the ability of the Company to continue to securitize its credit cards and consumer loans and to otherwise access the capital markets at attractive rates and terms to capitalize and fund its operations and future growth;

•

with respect to financial and other products, increases or decreases in the Company’s aggregate loan balances and/or number of customers and the growth rate and composition thereof, including increases or decreases resulting from factors such as shifting product mix, amount of actual marketing expenses made by the Company and attrition of loan balances;

•	the amount and rate of deposit growth;

•	the Company’s ability to control costs;

•	changes in the reputation of or expectations regarding the financial services industry and/or the Company with respect to practices, products or financial condition;

•	any significant disruption in the Company’s operations or technology platform;

•	the Company’s ability to maintain a compliance infrastructure suitable for its size and complexity;

•	the amount of, and rate of growth in, the Company’s expenses as the Company’s business develops or changes or as it expands into new market areas;

•	the Company’s ability to execute on its strategic and operational plans;

•	any significant disruption of, or loss of public confidence in, the United States Mail service affecting our response rates and consumer payments;

•	the ability of the Company to recruit and retain experienced personnel to assist in the management and operations of new products and services;

•	changes in the labor and employment market;

•	the risk that the cost savings and any other synergies from the Company’s acquisitions may not be fully realized or may take longer to realize than expected;

•	disruption from the acquisitions negatively impacting the Company’s ability to maintain relationships with customers, employees or suppliers;

•	competition from providers of products and services that compete with the Company’s businesses; and

•	other risk factors listed from time to time in the Company’s SEC reports including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2009.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release, dated April 22, 2010.
99.2	First Quarter Earnings Presentation.
99.3	Reconciliation to GAAP Financial Measures.

Earnings Conference Call Webcast Information.

Capital One will hold an earnings conference call on April 22, 2010, 5:00 PM Eastern Daylight time. The conference call will be accessible through live webcast. Interested investors and other individuals can access the webcast via Capital One’s home page (http://www.capitalone.com). Choose “Investors” to access the Investor Center and view and/or download the earnings press release, a reconciliation to GAAP financial measures and other relevant financial information. The replay of the webcast will be archived on Capital One’s website through June 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Dated: April 22, 2010	By:	/s/ Gary L. Perlin
Gary L. Perlin Chief Financial Officer

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